UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2014

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders.

American Financial Group, Inc. convened its annual meeting of shareholders on May 21, 2014.  The voting results on the proposals considered at the annual meeting are set forth below:
1.	Elect 11 directors.
	For	Withheld	Broker Non-Votes
Carl H. Lindner III	75,646,157	3,026,103	5,056,722
S. Craig Lindner	75,646,581	3,025,679	5,056,722
Kenneth C. Ambrecht	75,447,592	3,224,668	5,056,722
John B. Berding	67,970,345	10,701,915	5,056,722
Joseph E. (Jeff) Consolino	66,978,987	11,693,273	5,056,722
Virginia C. Drosos	76,918,896	1,753,364	5,056,722
James E. Evans	73,725,695	4,946,565	5,056,722
Terry S. Jacobs	74,872,647	3,799,613	5,056,722
Gregory G. Joseph	75,694,582	2,977,678	5,056,722
William W. Verity	68,450,635	10,221,625	5,056,722
John I. Von Lehman	76,914,139	1,758,121	5,056,722
2.	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014.
For	Against	Abstain
82,510,027	999,707	219,248
3.	Approve, on an advisory basis, compensation of our named executive officers.
For	Against	Abstain	Broker Non-Votes
66,294,914	11,949,196	428,150	5,056,722
4.	Approve Annual Senior Executive Bonus Plan.
For	Against	Abstain	Broker Non-Votes
77,065,715	1,335,505	271,040	5,056,722
5.	Shareholder proposal to adopt a sexual orientation non-discrimination policy.
For	Against	Abstain	Broker Non-Votes
33,051,218	43,490,461	2,130,581	5,056,722

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 23, 2014	AMERICAN FINANCIAL GROUP, INC. By: /s/ Karl J. Grafe Karl J. Grafe Vice President